                            SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S) 240.14a-12

                         Encompass Services Corporation
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[_] $125 per Exchange Act Rules O-11 (c)(1)(ii), 14a-6(i)(2) or Item 22(a)(2)
of Schedule 14A

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

  1) Title of each class of securities to which transaction applies:

  2) Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11:

  4) Proposed maximum aggregate value of transaction:

  5) Total fee paid:

[_] Fee paid previously by written preliminary materials

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
   O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount previously paid:

  2) Form, Schedule or Registration Statement No.:

  3) Filing Party:

  4) Date Filed:

[ENCOMPASS LETTERHEAD]

June 4, 2002

Dear Shareholder:

On behalf of the Board of Directors and employees of Encompass Services Corporation, I cordially invite you to attend the 2002 Annual Meeting of Shareholders, to be held at the Houston City Club, One City Club Drive, Greenway Plaza, Houston, Texas, on Wednesday, June 26, 2002, at 10:00 a.m., Houston time.

At the meeting, shareholders will be asked to elect seven directors for a term expiring at the 2003 shareholders meeting and to approve the selection of independent public accountants. The attached proxy statement includes information about the meeting and the matters to be considered at the meeting.

Whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. As explained in the proxy statement, your proxy may be withdrawn at any time before it is actually voted at the meeting.

Very truly yours,

/s/ J. Patrick Millinor, Jr.

J. Patrick Millinor, Jr.
Chairman of the Board

                        ENCOMPASS SERVICES CORPORATION
                         3 Greenway Plaza, Suite 2000
                             Houston, Texas 77046
                                (713) 860-0100

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held On June 26, 2002

TO THE SHAREHOLDERS OF ENCOMPASS SERVICES CORPORATION:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Encompass Services Corporation, a Texas corporation (the "Company"), will be held on Wednesday, June 26, 2002, at 10:00 a.m., Houston time, at the Houston City Club, One City Club Drive, Greenway Plaza, Houston, Texas.

   The meeting will be held for the following purposes:

     (1) To elect seven directors to serve a term ending at the Company's 2003 Annual Meeting of Shareholders.

     (2) To approve the appointment by the Board of Directors of KPMG LLP as the Company's independent public accountants for the fiscal year ending December 31, 2002.

     (3) To act on such other matters as may properly be brought before the meeting affecting the business and affairs of the Company.

   The Board of Directors has fixed the close of business on May 23, 2002, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. A list of such shareholders will be available for examination at the offices of the Company, located at 3 Greenway Plaza, Suite 2000, Houston, Texas, for a period of at least ten days prior to the meeting.

   Each shareholder that does not expect to attend the meeting is urged to complete, date and sign the enclosed proxy card and return it to the Company in the enclosed envelope, which requires no postage if mailed in the United States.

                                          By Order of the Board of Directors,

                                          /s/ Gray H. Muzzy
                                          Gray H. Muzzy
                                          Secretary

Houston, Texas
June 4, 2002

                        ENCOMPASS SERVICES CORPORATION
                         3 Greenway Plaza, Suite 2000
                             Houston, Texas 77046

                               ----------------

                                PROXY STATEMENT

   This Proxy Statement is furnished by the Board of Directors (the "Board") of Encompass Services Corporation in connection with its solicitation of proxies for use at the Annual Meeting of Shareholders (the "Meeting") to be held on Wednesday, June 26, 2002, at 10:00 a.m., Houston time, at the Houston City Club, Greenway Plaza, Houston, Texas, and at any and all adjournments thereof. Mailing of this Proxy Statement will commence on or about June 4, 2002.

   The Board of Directors has fixed the close of business on May 23, 2002 (the "Record Date") as the record date for the determination of the shareholders of the Company entitled to notice of and to vote at the Meeting. At that date, there were outstanding 64,280,538 shares of Common Stock and 256,191 shares of 7.25% Convertible Preferred Stock (the "Preferred Stock"). The holders of Common Stock will be entitled to one vote per share on each matter submitted at the Meeting. The holders of the Preferred Stock are entitled to the number of votes equal to the number of whole shares of Common Stock into which the number of shares of Preferred Stock are convertible immediately after the close of business on the Record Date. On the Record Date, the 256,191 shares of Preferred Stock were convertible into 21,293,269 shares of Common Stock, and thus such holders are entitled to an equal number of votes. The Company has no other class of stock outstanding.

Proxies and Voting

   A proxy on the enclosed form may be revoked by notice in writing to the Secretary of the Company at any time before it has been exercised. Unless the proxy is revoked or there is a direction to abstain on one or more proposals, it will be voted on each proposal and, if a choice is made with respect to any matter to be acted upon, in accordance with such choice. If no choice is specified, the proxy will be voted as recommended by the Board.

   A quorum for the Meeting will exist if the holders of a majority of the shares entitled to vote at the Meeting are represented, either in person or by proxy, at the Meeting. Abstentions are counted as present and entitled to vote for purposes of determining a quorum; however, shares for which voting power has been withheld, such as broker non-votes, will not be counted in determining the existence of a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

   Directors will be elected by a plurality of the votes cast at the Meeting. This means that the seven management nominees for director will be elected if they receive more affirmative votes than any other nominees. A shareholder entitled to vote for the election of directors can withhold authority to vote for all nominees for director or can withhold authority to vote for certain nominees for director. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for the seven management nominees unless the proxy contains instructions to the contrary. Abstentions and broker non-votes, if any, will not be counted and will have no effect on the outcome of the vote for directors.

   Approval of KPMG LLP as the Company's independent public accountants for the fiscal year ending December 31, 2002 requires the affirmative vote of the holders of a majority of the shares entitled to vote on that matter at the Meeting. Abstentions will have the same legal effect as a vote against this proposal. Broker non-votes will not be counted as a vote for or against this proposal.

   Under New York Stock Exchange rules, if you are a beneficial owner and your broker holds your shares in its name, the broker is permitted to vote your shares on the election of directors and approval of KPMG LLP as the Company's independent public accountants even if the broker does not receive voting instructions from you.

Proxy Solicitation

   The Company will bear the cost of this solicitation. The Company will solicit proxies by mail, and the directors, officers, and employees of the Company may also solicit proxies by telephone or personal contact. These persons will receive no additional compensation for such services. In addition, the Company may retain Mellon Investor Services LLC to assist in soliciting proxies for a fee of $4,500 plus reasonable out-of-pocket expenses. The Company will reimburse brokers and other shareholders of record for their expenses in forwarding proxy material to beneficial owners.

                                    ITEM 1

                             ELECTION OF DIRECTORS

   The Board of Directors presently consists of 10 members, divided into three classes. An amendment to the Company's Articles of Incorporation, approved by the shareholders of the Company at a Special Meeting of Shareholders held on February 22, 2000, provided for the annual election of directors commencing with the class of directors standing for election at the 2000 Annual Meeting of Shareholders. To ensure the smooth transition to the new system of electing directors, the amendment to the Company's Articles of Incorporation did not shorten the terms of directors elected or appointed prior to the amendment becoming effective. Commencing with the Meeting, the terms of all current directors will expire and the Board of Directors will consist of only one class of directors who are elected annually. Accordingly, all directors will stand for election (including those elected by Apollo Management IV, L.P., as described below) for a one-year term expiring at the 2003 Annual Meeting of Shareholders.

   For so long as Apollo Management IV, L.P. and certain of its affiliates ("Apollo") hold in the aggregate Preferred Stock or any security representing the right to receive common stock ("common stock equivalents") equal to at least 50% of the common stock equivalents represented by Apollo's initial investment in the Preferred Stock, Apollo is entitled to elect the greater of three directors or the number of directors representing 30% of the Board of Directors of the Company, rounded up to the nearest whole director. The number of directors that may be elected by Apollo decreases as its ownership of common stock equivalents decreases. As of May 23, 2002, the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof, Apollo and certain of its affiliates held all of Apollo's original investment in the Preferred Stock. Accordingly, Apollo has elected Andrew Africk, Michael Gross and Scott Kleinman to serve for a term to expire at the 2003 Annual Meeting of Shareholders and until their successors are chosen and have qualified.

   The Board has nominated the following seven individuals to be elected at the Meeting, in addition to the three directors elected by Apollo, to serve for a term to expire at the 2003 Annual Meeting of Shareholders and until their successors are chosen and have qualified. The persons named as proxy voters in the accompanying proxy, or their substitutes, will vote for the nominees of the Board. If, for any reason not presently known, any of the nominees is not available for election, the proxy voters may, in their discretion, vote for another person or other persons who may be nominated.

   Brief statements appear below setting forth information concerning each nominee and the three directors elected by Apollo:

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

For a One-Year Term Expiring at the 2003 Annual Meeting of Shareholders:

Vincent W. Eades
Director since 2000

   Mr. Eades, age 43, became a Director of the Company upon the merger of Building One Services Corporation ("BOSC") into the Company on February 22, 2000. He was previously a Director of BOSC from November 1997 until February 2000. Since January 2002, Mr. Eades has served as President of Meline USA, L.L.C., an importer of leather apparel for motorcycle enthusiasts. Previously, between May 1998 and October 2002, Mr. Eades served as the Chairman and Chief Executive Officer of Powerride Motorsports, Inc., a consolidator of the motorcycle and leisure sports dealership industry. Between May 1995 and May 1998, he served as the Senior Vice President of sales and marketing for Starbucks Coffee Co., Inc. From November 1985 through May 1995, Mr. Eades was employed by Hallmark Cards, Inc., most recently as a general manager. Additionally, he serves as a Director of USA Floral Products, Inc. and UniCapital Corporation.

Joseph M. Ivey, Jr.
Director since 2000

   Mr. Ivey, age 43, became President and Chief Executive Officer and a Director of the Company in February 2000. He previously served as the President and Chief Executive Officer of BOSC from February 1999 to February 2000. He also served as a Director of BOSC from October 1998 to February 2000. From September 1998 to February 1999, Mr. Ivey served as President of the BOSC mechanical group. Prior to joining BOSC, Mr. Ivey served as the Chairman and Chief Executive Officer of Ivey Mechanical Company, Inc., a mechanical services company that BOSC acquired in September 1998. Mr. Ivey is a graduate of, and serves as a trustee of, Freed-Hardeman University.

Donald L. Luke
Director since 1997

   Mr. Luke, age 65, has served as Chairman of the Board and Chief Executive Officer of American Fire Protection Group, Inc., a fire protection and life safety corporation, since December 2001 and as Chief Executive Officer since November 2000. He previously served as Executive Vice President and Chief Operating Officer of the Company from March 2000 to August 2000. From August 1997 until the merger of BOSC into the Company in February 2000, he served as President and Chief Operating Officer of the Company. Mr. Luke is also a Director of MicroPower Electronics, Inc.

J. Patrick Millinor, Jr.
Director since 1997

   Mr. Millinor, age 56, became Chairman of the Board of the Company in February 2000. He previously served as Chief Executive Officer of the Company from October 1996 to February 2000 and also served as President of the Company from April 1997 until June 1997. He currently serves as a Director of Agennix Incorporated, ADViSYS, Inc. and Haelan Health(R) Corporation.

Lucian L. Morrison
Director since 1997

   Mr. Morrison, age 65, has been engaged as a trustee and consultant with respect to trust, estate, probate and qualified plan matters since 1992. From 1990 through 1992, he served as Chief Fiduciary Officer of Northern Trust Bank of Texas and from 1979 until 1990 he served as Chief Executive Officer of Heritage Trust Company.

William M. Mounger II
Director since 2000

   Mr. Mounger, age 45, currently serves as Chairman of the Board, President and Chief Operating Officer of Genesis Resources LLC. He previously served as Chairman of the Board of TeleCorp PCS, Inc. from November 2000 until it was acquired by ATT Wireless Services, Inc. in February 2002. Previously, he co-founded and served as Chief Executive Officer and Chairman of the Board of Tritel, Inc. from January 1999 to November 2000. He also co-founded and served as Chief Executive Officer and Chairman of the Board of Mercury Communications Company from June 1990 to January 1999. Mr. Mounger also serves as a Director on the Mississippi Advisory Board of AmSouth Bank.

John M. Sullivan
Director since 1997

   Mr. Sullivan, age 66, has been President of Beta Consulting, Inc., which provides management services for family enterprises, since 1994. From 1992 through 1994, he was an International Tax Director for General Motors Corporation. Prior to 1992, Mr. Sullivan was a tax partner with Arthur Andersen LLP. He currently serves as a Director of Atlantic Coast Airlines Holdings, Inc.

PERSONS ELECTED BY APOLLO TO THE BOARD OF DIRECTORS

For a One-Year Term Expiring at the 2003 Annual Meeting of Shareholders:

Andrew Africk
Director since 2000

   Mr. Africk, age 35, became a Director of the Company upon the merger of BOSC into the Company in February 2000. He was previously a Director of BOSC from April 1999 until February 2000. Mr. Africk has been a principal of Apollo Advisors, L.P. for more than five years and of Lion Advisors, L.P., a financial advisor to, and representative of, institutional investors with respect to securities investments. Mr. Africk is also a Director of Rare Medium Group, Inc. and several private venture companies.

Michael Gross
Director since 2000

   Mr. Gross, age 40, became a Director of the Company upon the merger of BOSC into the Company in February 2000. He was previously a Director of BOSC from April 1999 until February 2000. Mr. Gross is one of the founding principals of Apollo Advisors, L.P., which together with its affiliates acts as managing general partner of the Apollo Investment Funds, private securities investment funds. Mr. Gross is also a Director of Allied Waste Industries, Inc., Breuners Home Furnishings Corporation, Clark Retail Enterprises, Inc., Converse, Inc., Florsheim Group, Inc., Pacer International, Inc., Rare Medium Group, Inc., Saks Incorporated, Sylvan Leaning Systems, Inc. and United Rentals, Inc.

Scott Kleinman
Director since 2000

   Mr. Kleinman, age 29, is currently a principal of Apollo Advisors, L.P. and has been employed by Apollo Advisors since February 1996. Previously, Mr. Kleinman was employed by Smith Barney Inc. in its investment banking division from July 1994 through January 1996. Mr. Kleinman is also a Director of Resolution Performance Products, LLC and Compass Minerals Group, Inc.

Stock Ownership of Management and Directors

   The following table sets forth, as of May 1, 2002, the number of shares of Common Stock of the Company beneficially owned by (i) each of the Company's directors and the executive officers named in the summary compensation table on page 10 and (ii) all executive officers and directors as a group:

                                   Beneficial
                                    Ownership
                                   (excluding      Stock              Percent
     Name of Beneficial Owner      options)(1)   Options(5)   Total   Of Class
     ------------------------      -----------   ---------- --------- --------
Andrew Africk.....................          0(2)    35,000     35,000     *
Vincent W. Eades..................          0       43,784     43,784     *
Michael Gross.....................          0(2)    35,000     35,000     *
Henry P. Holland..................          0       31,250     31,250     *
Joseph M. Ivey, Jr................    935,638(3)   400,000  1,335,638   2.1%
Scott Kleinman....................          0(2)    25,000     25,000     *
Donald L. Luke....................        978       88,000     88,978     *
J. Patrick Millinor, Jr...........    167,288(4)   180,349    347,637     *
Lucian L. Morrison................      3,618       33,750     37,368     *
William M. Mounger II.............     10,000       20,000     30,000     *
Ray Naizer........................     74,523       33,500    108,023     *
John M. Sullivan..................     13,937       30,000     43,937     *
Robert Tyler (6)..................      1,400            0      1,400     *
All executive officers and
 directors as a group (23
 persons).........................  1,282,640    1,312,777  2,608,417   4.0

--------
 *  Less than one percent.

(1) Except as otherwise noted, each director and executive officer has sole voting and investment power over the shares beneficially owned as set forth in this column.

(2) Does not include, and the director disclaims beneficial ownership of, the shares of Preferred Stock and Common Stock beneficially owned by Apollo Investment Fund IV, L.P. ("AIF") and Apollo Overseas Partners IV, L.P. ("AOP"). The director is a principal of Apollo Advisors IV, L.P., the general partner of AIF and AOP, and may be deemed to beneficially own such shares as a result of his position with Apollo Advisors IV, L.P. See "Security Ownership of Certain Beneficial Owners."

(3) Includes 300,438 shares held by Ivey National Corporation (the principal stockholder of which is Mr. Ivey's father), of which Mr. Ivey disclaims beneficial ownership beyond his pecuniary interest.

(4) Includes 143 shares held by Mr. Millinor's children, of which Mr. Millinor disclaims beneficial ownership.

(5) The directors and executive officers have the right to acquire the shares of Common Stock reflected in this column within 60 days of May 1, 2002, through the exercise of stock options or warrants.

(6) Mr. Tyler resigned as Senior Vice President, Operations of the Company as of January 31, 2002. In accordance with the terms of his employment agreement, all of his stock options expired on March 2, 2002. See "Employment Agreements" below.

Security Ownership of Certain Beneficial Owners

   As of May 1, 2002, the entities known to the Company to be beneficial owners of more than five percent of any class of equity security of the Company were:

                                      Total Number of        Total Number
                                         Shares of           of Shares of
                                      Preferred Stock        Common Stock
   Name and Address                    Beneficially   % of   Beneficially % of
   of Beneficial Owner                     Owned      Class     Owned     Class
   -------------------                --------------- -----  ------------ -----
   Apollo Investment Fund IV, L.P.
    (1).............................      242,946     94.8%   21,536,375  25.1%
   c/o Apollo Advisors IV, L.P.
   Two Manhattanville Road
   Purchase, N.Y. 10577

   Apollo Overseas Partners IV, L.P.
    (1).............................       13,245      5.2     1,173,041   1.8
   c/o Apollo Advisors IV, L.P.
   Two Manhattanville Road
   Purchase, N.Y. 10577

   Dimensional Fund Advisors Inc.
    (2).............................                           3,847,400   6.0
   1299 Ocean Avenue
   11th Floor
   Santa Monica, CA 90401

--------
(1) The number of shares of Common Stock beneficially owned by Apollo Investment Fund IV, L.P. ("AIF") and Apollo Overseas Partners IV, L.P. ("AOP") consists of 21,421,916 shares that are issuable upon conversion of the Preferred Stock and 1,287,500 shares that may be purchased pursuant to warrants issued by BOSC and assumed by the Company in accordance with the merger agreement between the Company and BOSC, having an exercise price of $16.00 per share. The shares of Preferred Stock are convertible by AIF and AOP at $14.00 per share into 20,314,409 and 1,107,507 shares of Common Stock, respectively, based upon the face amount of the Preferred Stock of $256,191,000 plus accrued dividends of $43,715,823 as of May 1, 2002. Both AIF and AOP, as well as the general partner of these entities, Apollo Advisors IV, L.P., are affiliated with Apollo Management IV, L.P.

(2) Based on a Schedule 13G filed on January 30, 2002, Dimensional Fund Advisors Inc. ("Dimensional") reports sole voting and dispositive power with respect to all such shares as a result of acting as investment advisor to various investment companies. The Schedule 13G states that no one investment advisory client of Dimensional owns more than 5% of the shares and disclaims beneficial ownership by Dimensional of all such securities. Percentage ownership shown is calculated based on the number of shares of Common Stock outstanding as of April 1, 2002, rather than January 30, 2002.

Committees and Meeting Attendance

   During 2001, the Board of Directors met six times and various committees of the Board met a total of nine times. Attendance at Board and committee meetings averaged 98%.

   The Board of Directors has established a number of committees, including the Compensation Committee, the Nominating Committee and the Audit Committee, each of which is described below. Other committees include the Executive Committee (which meets when it is impractical to call a meeting of the full Board) and the Acquisitions Committee (which approves acquisitions which do not exceed a certain size). The membership of these committees is determined from time to time by the Board.

   The Compensation Committee has the responsibility, among other things, for
(i) establishing the salary rates of officers and employees of the Company and its subsidiaries, (ii) examining periodically the compensation structure of the Company and (iii) supervising the welfare and pension plans and compensation plans of the Company. The Compensation Committee held four meetings during 2001. The members of the Compensation Committee are Messrs. Eades (Chair), Africk, Gross, Morrison and Mounger.

   The Nominating Committee has the responsibility, among other things, to review possible candidates for election to the Board of Directors and recommend a slate of nominees for election as directors at the Company's annual shareholders' meetings. The Nominating Committee will consider nominations submitted by shareholders to the Corporate Secretary in accordance with the Company's bylaws. The Nominating Committee held no meetings but took one action by unanimous written consent in 2001. The members of the Nominating Committee are Messrs. Millinor (Chair), Africk and Gross.

   The Audit Committee is composed of three directors and operates under a written charter adopted by the Board of Directors, a copy of which has been included as an appendix to the Company's Proxy Statement within the Company's last three fiscal years. The Audit Committee held five meetings during fiscal year 2001. The members of the Audit Committee are Messrs. Sullivan (Chair), Kleinman and Luke. The Company's securities are listed on the New York Stock Exchange ("NYSE") and are governed by its listing standards. Within the last three years Mr. Luke has served as an officer of the Company and, under the NYSE listing policies, may be appointed to serve on the Audit Committee only if the Company's Board makes a determination in its business judgment that his membership on the committee is required by the best interests of the Company and its shareholders. The Board, in its business judgment, has determined that Mr. Luke's appointment to the Audit Committee is in the best interest of the Company and its shareholders due to his extensive experience and knowledge of the Company and its industry, as well as his expertise in the financial and accounting requirements unique to consolidation and integration efforts. The Committee has issued the following report.

Report of the Audit Committee

   The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the Company's systems of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

   The Audit Committee reviewed and discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the independent auditors under generally accepted auditing standards. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). In addition, the Audit

Committee has discussed with the independent accountants the accountants' independence from management and the Company, has received the written disclosures required by the Independence Standards Board Standard No. 1 and has considered the compatibility of nonaudit services with the accountants' independence.

   The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

                                          Audit Committee
                                              John M. Sullivan, Chair
                                              Scott Kleinman
                                              Donald L. Luke

Compensation of Directors

   Directors who are not receiving compensation as officers, employees or consultants of the Company are entitled to receive an annual retainer fee of $25,000. Non-employee directors may elect to be paid his or her fees in the form of a Phantom Stock Award under the Company's 2000 Stock Awards Plan, in lieu of a cash payment of such fees. Additionally, each director who is not receiving compensation as an officer, employee or consultant of the Company receives $1,000 for each regular Board meeting attended and $500 for each Committee meeting attended on a day other than the day upon which a meeting of the entire Board has been called. Each non-employee director who serves as Chairman of the Board or of any regular Committee of the Board receives an additional fee of $1,000 per annum. In addition, each non-employee director receives an automatic initial grant of an option to purchase 20,000 shares of Common Stock on the date of such person's initial election to the Board of Directors. Thereafter, upon re-election each director receives an automatic grant of an option to purchase 5,000 shares. Each such option has and will have an exercise price equal to the fair market value of a share of Common Stock on the date of grant and will have a ten-year term. Options granted upon initial election to the Board of Directors will become exercisable with respect to 25% of the shares subject to such option following 6, 12, 18 and 24 months of the date of grant, respectively. Options granted upon re-election to the Board of Directors will become exercisable with respect to 50% of the shares subject to such option following 6 and 12 months of the date of grant, respectively.

Executive Compensation

   The following table sets forth the remuneration paid by the Company to the Chief Executive Officer and the four other most highly compensated key executive officers of the Company based on 2001 salaries and bonuses.

                          Summary Compensation Table

                                       Annual       Long-Term
                                  Compensation(1)  Compensation
                                  ---------------- ------------
                                                      Shares
                                                    Underlying
                                                      Stock        All Other
Name and Principal Position  Year  Salary   Bonus    Options    Compensation(2)
---------------------------  ---- -------- ------- ------------ ---------------
J. Patrick Millinor, Jr....  2001 $424,992 $     0        --        $10,351
Chairman of the Board and    2000  406,831       0   160,000          5,250
Former Chief Executive
 Officer(3)                  1999  210,000 225,000        --          4,791

Joseph M. Ivey, Jr.(4).....  2001  490,634       0   100,000          8,487
President and Chief
 Executive Officer           2000  316,961       0   125,000         27,485

Henry P. Holland(5)........  2001  383,757       0    50,000          6,047
Executive Vice President,
 Chief Operating Officer     2000   78,125       0   100,000             --

Ray Naizer(6)..............  2001  263,208 401,627    60,000         10,846
Senior Vice President,
 Operations

Robert Tyler(7)............  2001  238,125       0    30,000          4,424
Former Senior Vice
 President, Operations       2000  210,607 128,000    60,000          5,604
                             1999  145,000 108,750        --          3,754

--------
(1) The annual amount of perquisites or other personal benefits provided to each individual does not exceed the lesser of $50,000 or 10% of reported salary and bonus.

(2) All Other Compensation for 2001 consists of (i) car allowance for Mr. Naizer of $1,212, (ii) insurance premiums and related income tax expense for Messrs. Millinor, Ivey, Holland and Tyler of $6,321, $1,740, $3,049 and $1,849, respectively, (iii) Company contributions to retirement programs on behalf of Messrs. Millinor, Ivey, Naizer, and Tyler of $2,100, $5,250, $9,634, and $600, respectively, and (iv) club dues for Messrs. Millinor, Ivey, Holland and Tyler of $1,930, $1,497, $2,998 and $1,975, respectively.

(3) Mr. Millinor served as Chief Executive Officer of the Company until February 22, 2000 at which time Mr. Ivey became Chief Executive Officer.

(4) Mr. Ivey became an officer of the Company as of February 22, 2000.

(5) Mr. Holland became an officer of the Company as of October 16, 2000.

(6) Mr. Naizer became an officer of the Company as of April 1, 2001.

(7) Mr. Tyler resigned as Senior Vice President, Operations of the Company as of January 31, 2002. See "Employment Agreements" below.

Stock Option Grants in 2001

   The following table sets forth certain information with respect to stock option grants made to the persons named in the Summary Compensation Table during 2001 under the Company's 1997 Stock Awards Plan and 2000 Stock Awards Plan. During 2001, there was no repricing by the Company of stock options held by the persons named in the Summary Compensation Table and no stock appreciation rights were granted.

                       Option Grants in Last Fiscal Year

                                       Individual Grants
                         ---------------------------------------------
                                                                       Potential Realizable Value
                         Number of                                      at Assumed Annual Rate of
                         Securities   % of Total   Exercise             Stock Price Appreciation
                         Underlying   Granted to    Price                  for Option Term(2)
                          Options     Employees      Per    Expiration ---------------------------
Name                     Granted(1) in Fiscal 2001  Share      Date         5%            10%
----                     ---------- -------------- -------- ---------- ------------- -------------
J. Patrick Millinor,
 Jr.....................        0         --           --           -- $           0 $           0
Joseph M. Ivey, Jr......  100,000        6.3%       $6.00    2-13-2011       377,340       956,250
Henry P. Holland........   25,000        1.6         4.28    4-16-2011        67,292       170,530
                           25,000        1.6         3.20   10-16-2011        50,312       127,500
Ray Naizer..............   25,000        1.6         6.28    1-22-2011        98,737       250,218
                           35,000        2.2         6.00    4-01-2011       132,069       334,688
Robert Tyler(3).........   30,000        1.9         6.00    2-13-2011       113,202       286,875

--------
(1) All options granted in 2001 have an exercise price equal to or greater than 100% of the fair market value on the date of grant, have ten year terms and become exercisable with respect to 25% of the shares subject to the option on each anniversary of the date of grant.

(2) The dollar amounts under these columns represent the potential realizable value of each grant of options assuming that the market price of Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the SEC and, therefore, is not intended to forecast possible future appreciation, if any, of the price of Common Stock.

(3) Mr. Tyler resigned as Senior Vice President, Operations of the Company as of January 31, 2002. In accordance with the terms of his employment agreement, all of his stock options expired on March 2, 2002. See "Employment Agreements" below.

Options Exercised in 2001 and 2001 Year-End Values

   The following table sets forth information concerning the number of shares acquired on exercise of stock options, the value realized on such exercise, and the number and value of unexercised stock options held at December 31, 2001 by the persons named in the Summary Compensation Table.

                                                Number of Securities      Value of Unexercised
                                               Underlying Unexercised         In-the-Money
                                                     Options at                Options at
                           Shares                 December 31, 2001       December 31, 2001(1)
                          Acquired    Value   ------------------------- -------------------------
                         On Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
                         ----------- -------- ----------- ------------- ----------- -------------
J. Patrick Millinor,
 Jr.....................       0         0      140,349      121,250        $ 0          $ 0
Joseph M. Ivey, Jr......       0         0      265,625      428,125          0            0
Henry P. Holland........       0         0       25,000      125,000          0            0
Ray Naizer..............       0         0       18,500       78,500          0            0
Robert Tyler(2).........       0         0       40,500       83,500          0            0

--------
(1) Based on the closing price of the Company's stock on December 31, 2001 of $ 2.90.

(2) Mr. Tyler resigned as Senior Vice President, Operations of the Company as of January 31, 2002. In accordance with the terms of his employment agreement, all of his stock options expired on March 2, 2002. See "Employment Agreements" below.

Long-Term Incentive Plan Awards

   None of the officers named in the Summary Compensation Table were granted any stock awards in 2001 under the Company's 2000 Stock Performance Incentive Plan.

Compensation Committee Report on Executive Compensation

   The Compensation Committee of the Board of Directors (the "Compensation Committee") is responsible for overseeing the development and implementation of the executive compensation philosophy, plans and programs of the Company as described below. The Compensation Committee is composed entirely of non-employee Directors.

Compensation Philosophy

   The Company has established a philosophy for compensation of the Company executives and those of its principal subsidiaries that is intended to appropriately align the interests of the executives with those of the Company's shareholders and be based on awarding compensation in line with performance.

   In implementing this philosophy, the program has been structured to:

  . Provide as current compensation a base salary with a variable incentive award premised on achieving the Company's business objectives for the year.

  . Develop and administer stock ownership programs for executives that provide strong incentives for long-term retention of senior executives.

  . Encourage stock ownership at all levels of the organization through stock option and employee stock purchase plans.

Annual Cash Compensation Program

   The Compensation Committee recognizes that maintaining a compensation structure that is competitive with the compensation paid by companies engaged in similar businesses or of comparable complexity and size is necessary in order to attract, maintain and motivate the executive leadership required to achieve the Company's long-term objectives and increase shareholder value. Therefore, the Compensation Committee believes that the Company should establish the total compensation for its executives at or above the median level for comparable companies. Furthermore, the Compensation Committee believes that the total compensation package should consist of a base salary at the median range of the market and an incentive compensation package in excess of the median range of the market.

Base Salaries

   The 2001 base salaries for the Company's executive officers were set at levels designed to approach the median salary of executive officers at companies that were either competitors of the Company or were consolidating an industry in a manner similar to the Company. The Compensation Committee will continue to review from time to time the salary structure of the Company compared to those of comparably situated companies to determine what future adjustments are appropriate.

Incentive Bonus Plans

   The Compensation Committee approved a cash incentive bonus plan for its senior executives in 2001. A target bonus amount was established by the Compensation Committee for each participant in the plan based upon the Company achieving a targeted earnings-per-share ("EPS") result for fiscal year 2001, as established by the Committee, as well as achieving safety improvements. Sixty percent of a participant's potential bonus amount would be automatically earned based upon achievement by the Company of the EPS target, 15% would be automatically earned if the targeted safety measurements were achieved and 25% would be discretionary. If the EPS target was exceeded, the EPS portion of the bonus would be increased and if the EPS target was not met, then the EPS portion of the bonus would be reduced or even eliminated. The sum of the three bonus components were then adjusted upward or downward based on the attainment of specific margin criteria in the plan. As the Company's EPS for fiscal year 2001 failed to reach the amounts required to trigger the bonus, none of the Company's senior management received a bonus for fiscal year 2001.

   The Compensation Committee approved a cash incentive bonus plan for business group leaders, regional presidents and business unit presidents in 2001. Sixty percent of an individual's bonus was based upon his or her business group, region or business unit achieving specific targets for earnings before interest, taxes, amortization and after a capital charge for capital employed in the respective operation ("EBITA ACC"), 15% was based upon his or her business group, region or business unit achieving specific safety targets, and 25% was discretionary to be based upon support of the Company's integration initiatives. If the respective EBITA ACC targets were exceeded, the EBITA ACC portion of the bonus would be increased and if the EBITA ACC targets were not met, then the EBITA ACC portion of the bonus would be reduced or even eliminated. The sum of the three bonus components was then adjusted upward or downward based on the attainment of specific margin criteria in the plan.

Long-Term Incentives--Stock Awards Plans

   The Company's stock option and stock performance incentive plans are intended to be a significant portion of the total compensation package of the Company's senior executives. Pursuant to this objective, from time to time the Compensation Committee will grant stock options and other equity-linked awards based on individual performance evaluations and recommendations of the chief executive officer. Although the amount of such rewards will be driven by past performance, these awards are generally designed to provide an incentive for future performance, and so will have features that will typically require continued employment with the Company and an increasing stock price in order for the employee to benefit from the award.

2000 Stock Performance Incentive Plan

   On February 22, 2000, the shareholders of the Company approved the Company's 2000 Stock Performance Incentive Plan (the "Plan"). Under the Plan, officers and key employees of the Company and its subsidiaries are eligible to receive awards of the Company's Common Stock ("Shares") in incremental amounts of 20.0000%,

33.3333% and 46.6667%, respectively, without being required to pay any purchase price if (i) each of the stock prices of $32.00, $44.00 and $56.00, respectively ("Stock Price"), which is the mean of the high and low sales prices reported on the stock exchange composite tape for a particular date, are attained or exceeded for at least 20 of 30 consecutive trading days and
(ii) the employee is employed by the Company or one of its subsidiaries on the twentieth day the listed Stock Price is attained or exceeded.

   The Compensation Committee interprets and administers the Plan, including determining the officers and key employees who are eligible to receive awards under the Plan, the number of Shares to be awarded to any officer or key employee, whether to condition the delivery of Shares on satisfaction of other requirements in addition to the achievement of the Stock Price and whether to defer delivery of Shares that otherwise have been earned under the Plan.

   The Compensation Committee may condition the award of Shares under the Plan on the achievement of performance objectives, in addition to satisfaction of the Stock Price levels, in order to qualify such award as "qualified performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and regulations thereunder. The objectives for a performance-based award shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria as specified by the Compensation Committee. Performance objectives shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code. Business criteria used by the Compensation Committee in establishing performance objectives for awards shall be selected from annual return on capital, annual earnings or earnings per share, annual cash flow provided by operations, changes in annual revenues, stock price and/or strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures.

   The Compensation Committee has the authority to award up to a maximum of 1,200,000 Shares under the Plan. No executive officer or key employee may receive in any one calendar year an award of more than 250,000 Shares. In the event of a change in control of the Company, all 1,200,000 Shares shall be available for issuance under the Plan immediately prior to such change in control, without regard to satisfaction of the stock price levels, subject, however, to the determination of the Compensation Committee as to whether and to what extent the Shares shall be issued and delivered.

   No awards under the Plan were granted in 2001.

2001 Chief Executive Officer Compensation

   The 2001 annualized base salary of Joseph M. Ivey, Jr., the Company's chief executive officer, was set at $490,634. The Compensation Committee believes Mr. Ivey's salary is below the median salary of the chief executive officers of the Company's principal competitors, including those companies engaged in consolidating businesses. Under the Company's senior executive cash incentive bonus plan, Mr. Ivey received no bonus for fiscal year 2001.

                                          Compensation Committee
                                              Vincent W. Eades, Chair
                                              Andrew Africk
                                              Michael Gross
                                              Lucian L. Morrison
                                              William M. Mounger II

Performance Graph

   The following graph compares the percentage change in the market value of the Company's Common Stock to the cumulative total stockholder return (change in stock price plus reinvested dividends) of the Standard & Poor's 500 Stock Index ("S&P 500 Index"), the Russell 2000 Stock Index and a group of three peer issuers (the "Peer Group Index") for 2001, 2000, 1999, 1998 and the portion of 1997 that the Company's Common Stock was registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), assuming the investment of $100 on November 7, 1997, the date immediately following the date of the Company's initial public offering, and the reinvestment of all dividends since that date to December 31, 2001. The three peer issuers are Comfort Systems USA, Inc., EMCOR Group, Inc. and Integrated Electrical Services, Inc., each of which is a publicly-traded company engaged (either directly or through subsidiaries) in the same or similar business as the Company. The Peer Group Index was weighted for market capitalization.





                       [PERFORMANCE GRAPH APPEARS HERE]

                          11/7/97    12/31/97    12/31/98    12/31/99    12/31/00     12/31/01
                          -------    --------    --------    --------    --------     --------
Encompass Services Corp.  $100.00    $120.09     $ 86.61      $ 76.34    $ 36.16      $ 20.71
Peer Group                 100.00     113.35       98.93        50.04      33.54        47.42
S&P 500                    100.00     106.43      136.84       165.64     150.56       132.67
Russell 2000               100.00     101.79       99.31       120.52     117.01       120.09

Employment Arrangements

   Mr. Millinor entered into an employment agreement with the Company effective March 28, 2000, which was amended on August 2, 2000. The agreement provides that Mr. Millinor will serve as non-executive Chairman of the Board of the Company through March 28, 2003, and provides for an initial annual base salary of $425,000 and a cash bonus equal to 100% of the Chief Executive Officer's bonus in 2000, 75% in 2001, 50% in 2002 and 25% in 2003, prorated through March 28, 2003. Under the agreement, the Company will provide Mr. Millinor with customary employee benefits and indemnification with respect to matters relating to his services as an officer of the Company. The agreement is terminable by either party upon 60 days' prior written notice, but if the termination is by the Company without cause or by Mr. Millinor for good reason (as defined in the agreement), including a change of control, then Mr. Millinor will be entitled to receive an amount equal to three times the sum of his annual base salary then in effect and his prior year's bonus, as well as amounts sufficient to pay medical, life and disability insurance premiums until such time as Mr. Millinor is eligible to receive Medicare coverage and a tax gross up amount to eliminate any excise tax imposed on such payments, if any. In addition, all options granted to him prior to such termination will become immediately exercisable. Furthermore, as of March 28, 2003, all options granted to Mr. Millinor prior to October 1, 2000 will become immediately exercisable and the Company will continue to pay Mr. Millinor amounts sufficient to pay medical, life and disability insurance until such time as he is eligible to receive Medicare coverage. The agreement provides that Mr. Millinor may participate in other business activities, provided such activities do not violate the provisions of the employment agreement.

   Mr. Ivey entered into an employment agreement with the Company effective March 28, 2000, which was amended on March 1, 2001. The agreement provides for an initial annual base salary of $425,000 and a target bonus of not less than 120% of his base salary, contingent upon the actual performance of the Company. Under the agreement, the Company will provide Mr. Ivey with customary employee benefits and indemnification with respect to matters relating to his services as an officer of the Company. The initial term of his employment will be for three years, and the agreement will automatically be extended for an additional year each anniversary of the employment agreement unless notice of nonrenewal is provided by either party or the agreement is otherwise terminated. The agreement is terminable by either party upon 60 days' prior written notice, but if the termination is by the Company without cause or by Mr. Ivey for good reason (as defined in the agreement), including a change of control, then Mr. Ivey will be entitled to receive an amount equal to three times the sum of his annual base salary then in effect and the amount of his target bonus, as well as amounts sufficient to pay 36 months of medical, life and disability insurance premiums and a tax gross up amount to eliminate any excise tax imposed on such payments, if any. If his employment is terminated by the Company without cause or by Mr. Ivey for good reason, including a change of control, all stock options granted to him will become immediately exercisable.

   Mr. Holland entered into an employment agreement with the Company effective October 16, 2000, which was amended March 1, 2002. The agreement provides for an initial annual base salary of $375,000 and a target bonus of not less than 100% of his base salary, contingent upon the actual performance of the Company. Under the agreement, the Company will provide Mr. Holland with customary employee benefits and indemnification with respect to matters relating to his services as an officer of the Company. The initial term of his employment will be for two years, and the agreement will automatically renew for an additional year on the termination date and on each anniversary of that date unless notice of nonrenewal is provided by either party or the agreement is otherwise terminated. The agreement is terminable by either party upon 30 days' prior written notice, but if the termination is by the Company without cause or by Mr. Holland for good reason (as defined in the agreement), then Mr. Holland will be entitled to receive an amount equal to two times the sum of his annual base salary then in effect and the lesser of the amount of his actual bonus earned with respect to the preceding calendar year and his target bonus, as well as amounts sufficient to pay 18 months of medical, life and disability insurance premiums and a tax gross up amount to eliminate any excise tax imposed on such payments, if any. The agreement also provides that if Mr. Holland's employment is terminated or not renewed as a result of a change of control, he will be entitled to receive an amount equal to two times the sum of his annual base salary then in effect and the amount of his actual bonus earned with respect to the preceding calendar year, as well as amounts sufficient to pay 18 months of medical, life and disability insurance premiums and a tax gross up amount to eliminate any excise tax imposed on such payments, if any. In addition, all stock options granted to him will become immediately exercisable. If the Company elects not to renew the agreement at the end of any term, Mr. Holland will be entitled to receive an amount equal to two times his annual base salary then in effect, an amount equal to his pro-rata bonus earned for the period of time in which he was employed by the Company in such calendar year, as well as amounts sufficient to pay 18 months of medical, life and disability insurance premiums and a tax gross up amount to eliminate any excise tax imposed on such payments, if any.

   Mr. Naizer entered into an employment agreement with the Company effective April 1, 2001. The agreement provides for an initial annual base salary of $265,000 and a target bonus of not less than 135% of his base salary, contingent upon the actual performance of the Company. Under the agreement, the Company will provide Mr. Naizer with customary employee benefits and indemnification with respect to matters relating to his services as an officer of the Company. The initial term of his employment will be for two years, and the agreement will automatically renew for an additional year on the termination date and on each anniversary of that date unless notice of nonrenewal is provided by either party or the agreement is otherwise terminated. The agreement is terminable by either party upon 30 days' prior written notice, but if the termination is by the Company without cause or by Mr. Naizer for good reason (as defined in the agreement), then Mr. Naizer will be entitled to receive an amount equal to the sum of his annual base salary then in effect and the lesser of the amount of his actual bonus earned with respect to the preceding calendar year and his target bonus, as well as amounts sufficient to pay 18 months of medical, life and disability insurance premiums and a tax gross up amount to eliminate any excise tax imposed on such payments, if any. The agreement also provides that if Mr. Naizer's employment is terminated or not renewed as a result of a change of control, he will be entitled to receive an amount equal to the sum of his annual base salary then in effect and the lesser of the amount of his actual bonus earned with respect to the preceding calendar year and his target bonus, as well as amounts sufficient to pay 18 months of medical, life and disability insurance premiums and a tax gross up amount to eliminate any excise tax imposed on such payments, if any. If the Company elects not to renew the agreement at the end of any term, Mr. Naizer will be entitled to receive an amount equal to his annual base salary, as well as amounts sufficient to pay 12 months of medical, life and disability insurance premiums and a tax gross up amount to eliminate any excise tax imposed on such payments, if any.

   Each of the foregoing employment agreements obligates the employee not to disclose Company information and to not compete with the Company for a one-year period following such employee's termination of employment (or for a longer period if the termination was by the Company without cause or by the employee for good reason).

   Effective as of January 31, 2002, Mr. Tyler resigned his position as Senior Vice President, Operations. In accordance with the terms of his employment agreement, and in consideration of certain covenants, including a covenant not to compete, the Company paid Mr. Tyler upon his termination of employment an amount equal to the sum of his annual base salary and target bonus plus amounts sufficient to pay 12 months of medical, life and disability insurance premiums. In accordance with the terms of his employment agreement, all of his stock options expired on March 2, 2002.

Transactions with Management and Others

   Mr. Ivey is an officer and stockholder of two corporations that lease real property and an airplane to Encompass Mechanical Services Southeast, Inc. (formerly known as Ivey Mechanical Company, Inc., one of the Company's subsidiaries acquired in September 1998). The leases provide for lease payments in the aggregate amount of $8,330 per month, or $99,960 annually. In addition, the Company pays a fee based upon the use of the airplane. In 2001, the Company paid $66,560 in usage fees for the airplane. Encompass Mechanical Services Southeast, Inc. also leases a facility from J. Marlin Ivey, father to Mr. Ivey, for $18,429 per month, or $221,148 annually.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act requires the Company's executive officers and directors, among others, to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. Copies of these reports must also be furnished to the Company. Based solely upon a review of the copies of the forms filed under Section 16(a) and furnished to the Company, or written representations from reporting persons, the Company believes that, except for late filings by Mr. William Hill and Mr. Ray Naizer described below, all filing requirements applicable to its executive officers and directors were complied with during 2001.

   Mr. William Hill became a reporting person, as defined by Section 16(a) on December 1, 2001. Mr. Hill inadvertently omitted from his Form 3, 125 shares of Common Stock held in trust for one of his children. This omission was acknowledged on the Form 5 filed with the Securities and Exchange Commission on February 8, 2002 on Mr. Hill's behalf.

   Mr. Ray Naizer became a reporting person, as defined by Section 16(a) on April 1, 2001. Mr. Naizer inadvertently omitted from his Form 3 a grant of an option to purchase 35,000 shares of Common Stock. This omission was acknowledged on the Form 5 filed with the Securities and Exchange Commission on February 8, 2002 on Mr. Naizer's behalf.

Compensation Committee Interlocks and Insider Participation

   During 2001, Messrs. Africk, Eades, Gross, Morrison and Mounger (none of whom was or had been an officer or employee of the Company or any of its subsidiaries) served on the Company's Compensation Committee. There were no interlocks or insider participation with other companies within the meaning of the proxy rules of the Securities and Exchange Commission during 2001.

                                    ITEM 2

           APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors recommends a vote FOR the approval of this Proposal

   Financial statements of the Company and its consolidated subsidiaries are included in the Company's annual report furnished to all shareholders. The Board of Directors has appointed KPMG LLP as independent public accountants for the Company to examine its consolidated financial statements for the fiscal year ending December 31, 2002 and has determined that it would be desirable to request that the shareholders approve such appointment. If the shareholders should not approve such appointment, the Board would reconsider the appointment. KPMG LLP also acted as the Company's principal accountants for the fiscal year ended December 31, 2001. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate questions.

                                  AUDIT FEES

   The following schedule summarizes fees billed to the Company by KPMG LLP for calendar year 2001 services:

Audit fees.......................................................... $  590,000
Audit-related fees(1)...............................................    324,200
All other fees(2)...................................................  1,005,258
                                                                     ----------
Total............................................................... $1,919,458

--------
(1) Includes fees for audit services with regard to employee benefit plans, a public debt offering and numerous subsidiary reports.

(2) Primarily includes tax planning and compliance fees and non-financial statement advisory services.

   The Audit Committee considered whether the providing of non-audit services impacted KPMG's independence from an audit standpoint, and concluded that their independence was not compromised.

                                 OTHER MATTERS

   The Board of Directors is not aware of any other matters that may properly come before the Annual Meeting. However, should any such matter come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote all proxies (unless otherwise directed by shareholders) in accordance with their judgment on such matters.

                           ADVANCE NOTICE PROCEDURES

   Under the Company's bylaws, no business may be brought before an annual meeting except as specified in the notice of the meeting (which includes shareholder proposals that the Company is required to set forth in its proxy statement under SEC Rule 14a-8) or as otherwise brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered notice to the Company (containing certain information specified in the bylaws) not less than 120 nor more than 150 days prior to the first anniversary of the date that materials for the previous year's annual meeting were mailed. These requirements are separate and apart from, and in addition to, the SEC requirements that a shareholder must meet to have a shareholder proposal included in the Company's proxy statement under Rule 14a-8.

   A copy of the full text of the bylaw provisions discussed above may be obtained by writing to the Corporate Secretary of the Company.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

   Any proposal intended for inclusion in the Company's proxy statement and form of proxy relating to its 2003 Annual Meeting of Shareholders should be sent to: Corporate Secretary, Encompass Services Corporation, 3 Greenway Plaza, Suite 2000, Houston, Texas 77046, and must be received by the Company by December 28, 2002.

                                     Gray H. Muzzy
                                     Senior Vice President, General Counsel
                                      and Secretary

   The Company will furnish without charge to each person whose Proxy is being solicited, upon the written request of any such person, a copy of the Company's annual report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission, including the financial statements. Requests for copies of such report should be directed to Corporate Secretary, Encompass Services Corporation, 3 Greenway Plaza, Suite 2000, Houston, Texas 77046.

                        ENCOMPASS SERVICES CORPORATION
                   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 26, 2002


        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                        ENCOMPASS SERVICES CORPORATION



The undersigned hereby appoints Joseph M. Ivey, Jr., Darren B. Miller and Gray
H. Muzzy, and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of Encompass Services Corporation Common Stock that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Encompass Services Corporation to be held on Wednesday, June 26, 2002, or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, NO BOXES NEED TO BE CHECKED. REGARDLESS OF HOW YOU VOTE, THE PROXY MUST BE SIGNED TO BE VALID. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

--------------------------------------------------------------------------------

                             FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2                                          Please mark    [X]
                                                                                                     your votes as
                                                                                                     indicated in
                                                                                                     this example

1.  Election of the following nominees for directors:

     FOR all nominees             WITHHOLD                       01 Vincent W. Eades, 02 Joseph M. Ivey, Jr., 03 Donald L. Luke,
    listed to the right           AUTHORITY                      04 J. Patrick Millinor, Jr., 05 Lucian L. Morrison,
     (except as marked      to vote for all nominees             06 William M. Mounger, II and 07 John M. Sullivan
     to the contrary)         listed to the right
           [_]                       [_]                         (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)
                                                                 ________________________________________________________________

2.  Approval of KPMG LLP as independent                          3. In the discretion of the proxies named herein, the proxies are
    public accountants                                              authorized to vote upon such other matters as may properly come before the meeting.
        FOR    AGAINST   ABSTAIN
        [_]      [_]       [_]                                   The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.


                                                                                   Dated __________________________________, 2002

                                                                                   ______________________________________________

                                                                                   ______________________________________________
                                                                                                    Signature(s)
                                                                                   PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS
                                                                                   PROXY. JOINT OWNERS SHOULD EACH SIGN. WHEN
                                                                                   SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                                                                   TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS
                                                                                   SUCH.
------------------------------------------------------------------------------------------------------------------------------------

                                                       FOLD AND DETACH HERE

                        ENCOMPASS SERVICES CORPORATION
                   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 26, 2002

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                        ENCOMPASS SERVICES CORPORATION


The undersigned hereby appoints Joseph M. Ivey, Jr., Darren B. Miller and Gray
H. Muzzy, and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of Encompass Services Corporation 7.25% Convertible Preferred Stock that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Encompass Services Corporation to be held on Wednesday, June 26, 2002, or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, NO BOXES NEED TO BE CHECKED. REGARDLESS OF HOW YOU VOTE, THE PROXY MUST BE SIGNED TO BE VALID. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2                                          Please mark    [X]
                                                                                                     your votes as
                                                                                                     indicated in
                                                                                                     this example

1.  Election of the following nominees for directors:

     FOR all nominees             WITHHOLD                       01 Vincent W. Eades, 02 Joseph M. Ivey, Jr., 03 Donald L. Luke,
    listed to the right           AUTHORITY                      04 J. Patrick Millinor, Jr., 05 Lucian L. Morrison,
     (except as marked      to vote for all nominees             06 William M. Mounger, II and 07 John M. Sullivan
     to the contrary)         listed to the right
           [_]                       [_]                         (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)
                                                                 ________________________________________________________________

2.  Approval of KPMG LLP as independent                          3. In the discretion of the proxies named herein, the proxies are
    public accountants                                              authorized to vote upon such other matters as may properly come before the meeting.
        FOR    AGAINST   ABSTAIN
        [_]      [_]       [_]                                   The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.


                                                                                   Dated __________________________________, 2002

                                                                                   ______________________________________________

                                                                                   ______________________________________________
                                                                                                    Signature(s)
                                                                                   PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS
                                                                                   PROXY. JOINT OWNERS SHOULD EACH SIGN. WHEN
                                                                                   SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                                                                   TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS
                                                                                   SUCH.
------------------------------------------------------------------------------------------------------------------------------------

                                                       FOLD AND DETACH HERE

[ENCOMPASS LETTERHEAD]


June 4, 2002

Dear Benefit Plan Participant:

The Annual Meeting of Shareholders of Encompass Services Corporation is scheduled to be held in Houston, Texas, at 10:00 a.m. on Wednesday, June 26, 2002. A copy of the Notice and Proxy Statement, which is being sent to all shareholders of record in connection with the Annual Meeting, is enclosed for your information.

Also enclosed with this letter is a form of proxy card, which designates the number of shares held in your benefit plan account. By executing this proxy, you instruct the benefit plan trustee (the "Trustee") how to vote the shares of Encompass Services Corporation Common Stock in your account that you are entitled to vote. The Trustee will vote all shares eligible to be voted by the benefit plan participants in accordance with their instructions.

If you return your form of proxy executed but without furnishing voting instructions, the eligible shares in your account will be voted by the Trustee, as holder of record of the shares in your account, FOR the election of the nominees for Directors named in the Proxy Statement, FOR the approval of the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending December 31, 2002, and as recommended by management on all other matters to be considered at the Annual Meeting.

If you do not return your executed form of proxy to the Trustee, then your shares can be voted by the Trustee only in accordance with the requirements of your benefit plan, which may or may not reflect your views.

YOUR VOTE IS IMPORTANT. PLEASE SEND YOUR EXECUTED FORM OF PROXY CARD WITH YOUR VOTING INSTRUCTIONS AT YOUR EARLIEST OPPORTUNITY. For your convenience, a return envelope is enclosed.

Very truly yours,

/s/ J. Patrick Millinor, Jr.

J. Patrick Millinor, Jr.
Chairman of the Board